MASTER MORTGAGE LOAN

                               PURCHASE AGREEMENT

                              GENEVA MORTGAGE CORP.


                                      Dated

                               November 1Oth, 2003



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                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT
                     ---------------------------------------

     This Mortgage Loan Purchase Agreement ("Agreement"), dated as 10th, November, 2003 between Gateway Bank, a Federal Savings Bank having an address at 2306 Merced Street, San Leandro, California 94577 (together with its successors and assigns, "Purchaser") and Geneva Mortgage Corp.("Seller") having an address at 100 N. Centre Avenue, Suite 300, Rockville Centre, NY l1570.

                              PRELIMINARY STATEMENT
                              ---------------------

     It is anticipated that, from time to time, Seller shall sell to Purchaser, and that Purchaser shall purchase, certain residential mortgage loans in accordance with the terms and conditions set forth in this Agreement.

     Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                     DEFINITIONS AND MATTERS OF CONSTRUCTION

SECTION 1.1   DEFINITIONS.

     As used in this Agreement, the following terms have the following meanings:

     "ACT OF INSOLVENCY": (a) the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller's seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of its property, or (b) the commencement of any such case or proceeding against Seller, or another's seeking such appointment, or the filing against Seller of an application for a protective decree which (i) is consented to or not timely contested by Seller, or (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within sixty (60) days,
(c) the making by Seller of a general assignment for the benefit of creditors, or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

     "ACQUISITION DATE": with respect to any Mortgage Loan, the date of payment by Purchaser to Seller of the Acquisition Price.

     "ACQUISITION PRICE": with respect to each Mortgage Loan, the amount set forth on the related Loan Purchase Detail as the Acquisition Price, provided, however, that in no event shall the Acquisition Price be less than 95%, or exceed 99%, of the lesser of (1) the face amount of the related Mortgage Note; or (2) the related Takeout Price.

     "ADJUSTED ACQUISITION PRICE": for any Mortgage Loan means the Acquisition Price for such Mortgage Loan PLUS the aggregate amount obtained by the daily application of the Investment Return Rate to the Acquisition Price for such Mortgage Loan on a 360-day-per-year

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basis  for the  actual  number  of days in the  period  from and  including  the
Acquisition Date to and excluding the Settlement Date for such Purchased Loan, or the date on which such Purchased Loan is re-purchased by Seller pursuant to
Section 2.9, as the case may be.

     "ADJUSTED TAKEOUT PROCEEDS" with respect to any Purchased Loan, means the Takeout Proceeds less any Administrative Costs incurred in connection with such Purchased Loan.

     "ADMINISTRATIVE COSTS": means the fees, charges and expenses listed on SCHEDULE A.

     "AGREEMENT" OR "MASTER MORTGAGE LOAN PURCHASE AGREEMENT" means this Master Mortgage Loan Purchase Agreement and all amendments, schedules, exhibits, and restatements hereof and/or supplements hereto.

     "ADVANCE SUBMISSION DOCUMENTS" means, with respect to any Mortgage Loan, the documents designated as such on EXHIBIT A hereto, each in form and substance satisfactory to Purchaser in its sole discretion.

     "AGENCIES": FHA, FNMA, VA and FHLMC.

     "AGENCY GUIDELINES": those requirements, standards and procedures which may be adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, which requirements govern the Agencies' willingness to purchase and/or guaranty such loans.

     "APPRAISAL": shall mean a valuation of the Mortgaged Property and all improvements located thereon securing each Mortgage Loan meeting all federal laws, standards and regulations which govern appraisals that Purchaser may rely upon and which appraisal is applicable to the type of loan represented by the Mortgage Loan offered by Seller.

     "ASSIGNMENT IN BLANK": each assignment of mortgage in recordable form and otherwise in form and substance satisfactory to Purchaser, executed in blank by Seller and delivered to Purchaser as part of the Submission, Package Documents.

     "BANK PRIME LOAN": Rate posted by a majority of top 25 (by assets in domestic offices) insured U.S. -chartered commercial banks. Prime is one of several base rates used by banks to price short-term business loans. This is the same as "Prime Rate" and is published in Federal Reserve Statistical Release H.15.

     "BANKRUPTCY LAW": any Requirement of Law in any jurisdiction relating to bankruptcy, reorganization, arrangement, insolvency, and readjustment of debt, dissolution or liquidation.

     "BUSINESS DAY": any day other than a Saturday, Sunday or other day on which banks located in the City of San Francisco, California are authorized or obligated by law or executive order to be closed.

     "COMMITMENT EXPIRATION DATE"; with respect to any Takeout Commitment, the last day on which the Takeout Investor will accept delivery of the Mortgage Loan for purchase, as set forth in such Takeout Commitment.

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     "CREDIT FILE DOCUMENTS": with respect to each Mortgage Loan, all papers and records of whatever kind or description, whether developed or originated by Seller or others, required to document or service such Mortgage Loan (other than any Mortgage Loan papers, documents or records which are contained in the Submission, Package Documents).

     "CUSTODIAL ACCOUNT": a separate custodial account, established and maintained by Seller under the conditions set forth in Section 3.2, for the deposit by Seller of all collections in respect of a Mortgage Loan that are payable to Purchaser as the owner of the Mortgage Loan.

     "CUSTODIAN": has the meaning set forth in Section 7.1 hereof.

     "DEPOSIT  ACCOUNTS":  accounts,  including  but  not  limited  to,  Deposit
Accounts and Settlement Accounts, established by Seller at Purchaser in the minimum amount of $120,000.00 (required minimum balance to be maintained at all times) to be used by Purchaser to complete the transactions contemplated hereby. Purchaser may at their discretion place a hold on the Sellers Deposit Accounts and Settlement Accounts (typically a Gateway Bank Business Checking Account) in the amount of the required minimum balance.

     "DEFAULT": the occurrence or non-occurrence of any event, which, with the giving of notice, the lapse of time, or both, would become an Event of Default.

     "DEFECTIVE MORTGAGE LOAN": a Mortgage Loan (i) as to which Submission Package Documents are not received within two (2) Business Days after the Acquisition Date, or (ii) that does not conform to any of the representations or warranties of the Seller contained in Section 2.6 of this Agreement.

     "DEFECTIVE SETTLEMENT INFORMATION": any Settlement Information (i) that does not accurately identify a Mortgage Loan by the Mortgagor's name, or (ii) in which the aggregate disbursement information does not equal the precise amount of Takeout Proceeds received by Purchaser from the Takeout Investor.

     "DESIGNATED INVESTOR": the Takeout Investor identified as such with respect to a Mortgage Loan by Seller in the Submission Package Documents or Advance Submission Documents with respect to such Mortgage Loan.

     "DIRECT (WET) FUNDING": a Mortgage Loan that is being closed with the Mortgagor on the Acquisition Date therefore and accordingly, as to which Submission Package Documents cannot be sent to Purchaser prior to the Acquisition Date.

     "DOCUMENT FILE": with respect to each Mortgage Loan, the Credit File Documents, the Submission Package Documents and the Advance Submission Documents relating to such Mortgage Loan.

     "DUE DATE": the first day of each calendar month.

     "EFFECTIVE DATE": the date this Agreement is executed by both parties, (which shall conclusively be deemed to be the date appearing at the top of the first page hereof absent manifest error), unless a contrary intent specifically appears herein.

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     "ELIGIBLE BANK":  any bank selected by Seller,  including the Purchaser and approved by Purchaser in writing and licensed to conduct trust and other banking business in the States where it purports to conduct business.

     "ELIGIBLE MORTGAGE LOAN": any Mortgage Loan, originated not more than thirty (30) days prior to delivery to Purchaser that has an original Mortgage Note amount equal to or less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), as to which all of the representations and warranties contained in Section 2.5 hereof are true and the Submission Package Documents or Advance Submission Documents have been received by or on behalf of Purchaser.

     "EVENTS OF DEFAULT": any of the following events shall have occurred and be continuing;

                  (i) the Seller shall fail to re-purchase any Defective Mortgage Loan at the time and for the amount, required hereby; or

                  (ii) any representation or warranty made by the Seller in connection with this Agreement or contained herein shall be inaccurate or incomplete in any material respect on or as of the date made or hereafter becomes untrue; or

                  (iii) the Seller shall fail in the observance or performance of any duty, responsibility or obligation contained in this Agreement and such failure shall continue un-remedied for a period of thirty (30) days; or

                  (iv)    any Act of Insolvency occurs; or

                  (v) one or more judgments or decrees shall be entered against the Seller involving claims not paid or not fully covered by insurance and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from entry thereof; or

                  (vi) any Agency, or private investor, or any other party shall seize or take control of Seller's servicing portfolio for breach of any servicing agreement applicable to such servicing portfolio, or for any other reason whatsoever; or

                  (vii) any Agency revokes Seller's authority to originate Mortgage Loans; or

                  (viii) Seller defaults under any mortgage loan purchase arrangement similar to the one described herein which it may have with any other purchaser, or under any warehouse lending arrangement which may support its residential loan program, beyond applicable notice and grace periods; or

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                  (ix)    any Purchased Loan is rejected by the Designated
                          Investor; or

                  (x) Seller is required to re-purchase Mortgage Loans under subsection 2.9.2 having an aggregate Sales Price in excess of nine percent (9%) of the aggregate Sales Price of all Mortgage Loans theretofore acquired by Purchaser from Seller during the immediately proceeding twelve (12) months.

                  (xi) Seller is required to maintain a minimum balance in their Deposit Account (Gateway Bank Business Checking Account) at all times as defined under "Deposit Accounts".

     "FDIC": shall mean the Federal Deposit Insurance Corporation

     "FHA": the organization known as the Federal Housing Administration

     "FNMA" OR " FANNIE MAE": the organization known as the Federal National Mortgage Association or Fannie Mae.

     "FHLMC" OR "FREDDIE MAC": the organization known as the Federal Home Loan Mortgage Corporation or Freddie Mac.

     "GAAP" means generally accepted accounting principles in the United States consistently applied.

     "HIGHEST LAWFUL RATE": shall mean the maximum non-usurious interest allowed from time to time by law as it is now, or to the extent allowed by law, as may hereafter be in effect.

     "INDIVIDUALLY COMMITTED LOAN": a Mortgage Loan as to which the applicable Takeout Commitment, if any, is specific to such Mortgage Loan.

     "INSURANCE POLICY": shall mean a hazard insurance policy in an amount representing coverage at 1east equal to the outstanding principal balance of the applicable Mortgage Loan, or the full insurable value of the improvements securing such Mortgage Loan, whichever is greater, and of a type substantially in the form of and at least as protective as the fire and extended coverage contained in the "New York" loss mortgagee clause (also known as "standard" or "union" loss mortgage clause) which provides that the Seller's hazard insurance is not invalidated by acts of the loan debtor.

     "INVESTOR PURCHASE AGREEMENT": each agreement to acquire Mortgage Loans between the Seller and a Designated Investor, in form and substance satisfactory to Purchaser in its sole discretion.

     "INVESTMENT RETURN RATE": the lesser of (a) One & one-half percent (1.500%) above Prime Rate per annum, or (b) the Highest Lawful Rate, but not less than,
(c) the minimum rate of 5.500% per annum, provided however, that the Investment Return Rate on the Bulge Amount will be increased by adding .500%, per annum to the applicable rate.

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     "JUMBO LOAN": a mortgage loan secured by a one- to four- family residence which generally conforms to Agency Guidelines in all respects other than the principal amount of the related Mortgage Note.

     "LEVERAGE RATIO": the ratio of Total Indebtedness divided by Tangible Net Worth.

     "LITIGATION": as to any Person, means any action, suit, investigation, claim, proceeding, judgment, order, decree or resolution pending or threatened against or affecting such Person or the business, operations, properties or assets of such Person before, or by, any Regulatory Authority.

     "LOAN APPLICATION": shall mean an application for a Mortgage Loan signed by the borrower or its agent, in such form and containing such information as will disclose the purpose for which the Mortgage Loan is sought and the identity of the Mortgaged Property.

     "LOAN PURCHASE DETAIL": a loan purchase detail, transmitted via facsimile in the form of EXHIBIT B, or transmitted electronically in an appropriate data layout, provided to Purchaser (and Custodian, if applicable) prepared by Seller, containing certain information regarding the characteristics of all Mortgage Loans being offered for sale by Seller on a particular Business Day.

     "LOAN QUARTER": each consecutive three (3) month period commencing on the Effective Date.

     "LOAN TRANSFER FORM": with respect to each Mortgage Loan purchased by Purchaser from Seller, the trade confirmation, substantially in the form of EXHIBIT C hereto, confirming the terms of Purchaser's purchase of such Mortgage Loans, to be prepared by Seller and delivered to Purchaser (or Custodian, if applicable),

     "Losses": any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements) incurred by any Person specified.

     "OTS": shall mean the Office of Thrift Supervision

     "MATERIAL ADVERSE EFFECT" means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement, (ii) material adverse effect upon the properties, business or condition, financial or otherwise, of Seller, (iii) material adverse effect, upon the ability of Seller to fulfill its obligations under this Agreement, or (iv) occurrence or state of facts that causes a Default.

     "MATERIAL AGREEMENT" means any contract, lease, instrument or other agreement, the non-performance of which by either party could have a Material Adverse Effect.

     "MAXIMUM PURCHASE AMOUNT": means $10,000,000.00, provided that Purchaser, upon payment of the applicable fee, if any, by Seller, at it's sole and absolute discretion may increase this amount to $12,000,000.00 ("Bulge Amount")

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     "MONTHLY PAYMENT": the scheduled monthly payment of principal and interest on a Mortgage Loan.

     "MORTGAGE": the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note,

     "MORTGAGE FILE" means the file containing the Mortgage Loan Documents with respect to a Mortgage Loan, as well as the credit and closing packages, custodial documents, servicing documents, escrow documents, mortgage documents, loan modification and forbearance agreements, assumption agreements, and all other files, records and documents necessary to: (a) establish the eligibility of the Mortgage Loans for purchase by Purchaser or for insurance by an Insurer, and (b) service the Mortgage Loans in accordance with Applicable Requirements.

     "MORTGAGE LOAN": a mortgage loan secured by a one- to four- family residence situated in any State within the continental United States other than Alaska, or Puerto Rico, that (i) either conforms to Agency Guidelines for the Agency specified in the related Takeout Commitment (or if the Mortgage Loan is sold without a Takeout Commitment, or the Takeout Commitment fails to specify an Agency, then the Agency selected by Purchaser), or conforms to such Agency Guidelines in all respects other than the principal amount of the related Mortgage Note, or (ii) conforms to the terms of the applicable Takeout Commitment, if any, or a Jumbo Loan.

     "MORTGAGE LOAN DOCUMENTS" means with respect to each Mortgage Loan, the original Mortgage Instrument, the Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser, in blank and signed in the name of the Seller by an officer, and the original Assignment. These are documents contained in the Mortgage File and each and every collateral document, account or security agreement securing such Mortgage Loan including, without, limitation, any UCC Financing Statement, pledge agreement, guaranty, title insurance policy, tax and insurance escrows or deposits or escrows of any kind, fire and casualty insurance policies, other insurance and other documents, agreements or instruments under which legal rights or obligations are created or exist, if any, provided to Seller or a predecessor in interest to secure such Mortgage Loan.

     "MORTGAGE LOAN SCHEDULE": a schedule of Mortgage Loans in the form of EXHIBIT D, (or its electronically transmitted equivalent), provided to Purchaser (or Custodian, if applicable) as part of the Submission Package Documents or Advance Submission Documents, setting forth the following information with respect to each Mortgage Loan to be acquired by Purchaser: (1) Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of residential dwelling constituting the Mortgaged Property; (6) the loan-to-value ratio at origination; (7) the first adjustment date; (8) the gross margin; (9) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (10) the maximum mortgage interest rate under the terms of the Mortgage Note; (11) the periodic rate cap; (12) the index; (13) whether or not each Mortgage Loan has a prepayment penalty and if so, the duration of such penalty; (14) a code indicating the documentation style; and (15) a code indicating whether or not the Mortgage

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Loan is the subject of a private mortgage insurance policy and the name of the related insurance carrier.

     "MORTGAGE NOTE": the note or other evidence of the indebtedness evidencing a Mortgage Loan.

     "MORTGAGED PROPERTY": the property subject to the lien of the Mortgage securing a Mortgage Note.

     "MORTGAGOR": The obligor on a Mortgage Note.

     "NASD": shall mean the National Association of Securities Dealers

     "PERSON": means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "POOLED LOAN": a Mortgage Loan as to which the applicable Takeout Commitment, if any, relates to a pool of unspecified Mortgage Loans.

     "PRIME RATE": shall mean the highest rate of interest published in FEDERAL RESERVE STATISTICAL RELEASE H, 15 (519) as constituting the most recent daily "bank prime loan", "prime rate" or "base rate" in such publications table of Money Rates or, in the absence of the publication of such rate, the variable rate of interest per annum established, announced or set by Citibank, N. A. from time to time as its "prime rate," "reference rate" or "base rate". Such rate is a general reference rate of interest, and is not necessarily the lowest or best rate actually charged by any lender to any customer.

     "PROPERTY CHARGES": all taxes, fees, governmental assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

     "PURCHASED ITEMS": the Purchased Loans, including all rights and appurtenances related thereto, including, without limitation, all servicing rights related thereto, any Custodial Accounts, the Takeout Commitments, any Mortgage Notes and the proceeds of any and all of the foregoing.

     "PURCHASED LOAN": any Mortgage Loan with respect to which Purchaser has paid the applicable Sales Price.

     "QUICK$ALE(R) LIMIT": The Maximum Purchase Amount, without given any regard to any Bulge Amount.

     "QUICK$ALE(R) SUB-LIMIT": The Maximum Purchase Amount subdivided by the class of Mortgage Loans as set forth on Schedule D.

     "REGULATORY AUTHORITY" with respect to any Person means any governmental or quasi-governmental department, commission, board, regulatory authority, bureau, agency or instrumentality, domestic, foreign, federal, state or municipal (including, without limitation, the

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OTS, FDIC, SEC or the NASD), any court or arbitration panel, or any private body having regulatory jurisdiction over such Person or its business or assets (including any insurance company or underwriter through whom such Person has obtained insurance coverage).

     "REQUIREMENT OF LAW" with respect to any Person means any law, ordinance, requirement, order, direction, rule, regulation, decision, ruling, writ, injunction, instruction, resolution, decree, or other similar document, instrument or directive, whether currently existing or promulgated hereafter, of any Regulatory Authority, or any requirement of the organizational documents of such Person.

     "SEC": shall mean the Securities and Exchange Commission.

     "SELLER'S OPERATING ACCOUNT": the Deposit Account to be established for Seller with the Custodian, if any, or Purchaser through which the Acquisition Price shall be paid.

     "SELLER'S SETTLEMENT ACCOUNT": the Deposit Account to be established with the Custodian, if any, or Purchaser into which shall be deposited from time to time any Sale Commissions which are due to the Seller.

     "SELLER'S WIRE INSTRUCTIONS": standing written instructions, in form reasonably acceptable to Purchaser, delivered by Seller to Purchaser, setting forth the bank wire co-ordinates to be used for the payment of all amounts due and payable to Seller hereunder.

     "SETTLEMENT ADVICE": the advice by a Takeout Investor, to be delivered to Purchaser, confirming the amount of Takeout Proceeds allocable to each Mortgage Loan to be purchased by the Takeout Investor on the date such advice is delivered.

     "SETTLEMENT DATE": with respect to any Mortgage Loan, the Business Day on which the applicable Takeout Proceeds and Settlement Advice(s) together with all Settlement Information are received by Purchaser (or Custodian, if applicable) from a Takeout Investor as confirmed by receipt of the related Settlement Information; PROVIDED, that if such funds and/or advices(s) are received after 11:00 a. m. San Francisco, California time on such Business Day, the "Settlement Date" shall be deemed to be the next succeeding Business Day.

     "SETTLEMENT INFORMATION": the Settlement Advice or group of Settlement Advices which shall identify each Mortgage Loan by the Mortgagor's name, and indicating that the aggregate disbursement amount equals the precise dollar amount of Takeout Proceeds to be received by Purchaser from the Takeout Investor and states the Business Day for such settlement.

     "SHORTFALL PREMIUM": a fee equal to 0.25% per month on the daily average unused portion of 50% of the Seller's Quick$ale(R) Limit per month

     "SUBMISSION PACKAGE DOCUMENTS" means, with respect to any Mortgage Loan, the applicable documents designated as such on EXHIBIT A hereto, each inform and substance satisfactory to Purchaser in its sole discretion.

     "SUCCESSOR SERVICER": an entity designated by Purchaser, in conformity with subsection 3.1.4, to replace Seller as Servicer of Purchased Loans on behalf of Purchaser.

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     "TAKEOUT COMMITMENT": an irrevocable commitment, issued by a Designated
Investor, to acquire a Mortgage Loan on or before a specified delivery date, as set forth in such commitment, which date shall in no event be less than three
(3) Business Days before the Acquisition Date, and which shall be otherwise in such form as shall be acceptable to Purchaser in its sole discretion.

     "TAKEOUT INVESTOR": any of the investors acceptable to Purchaser in its sole discretion or FNMA or FHLMC.

     "TAKEOUT PRICE": the price at which a Designated Investor will acquire a particular Mortgage Loan as set forth on the related Takeout Commitment plus the amount of any accrued but unpaid interest on the related Mortgage Note.

     "TAKEOUT PROCEEDS": the amount of funds a Takeout Investor pays with respect to a Mortgage Loan as identified by the related Settlement Information.

     "TAKEOUT SETTLEMENT DATE": a date set by the Takeout Investor for the payment of the proceeds for acquired Mortgage Loans pursuant to the Takeout Commitment, which in no event shall exceed forty-five (45) days after the Acquisition Date, with respect to Individually Committed Loans and sixty (60) days with respect to Pooled Loans.

     "TANGIBLE NET WORTH": at the time of such determination, the excess of total assets over total liabilities, each to be determined in accordance with GAAP, excluding, however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, copyrights and franchises.

     "TERM": the period between the Effective Date and the date on which this Agreement shall he terminated in accordance with the provisions of Section 7.2.

     "TITLE POLICY": shall mean a fully paid-up mortgagee's or lender's policy of title insurance with respect to a Mortgage Loan naming Seller as the insured in an amount at least equal to the unpaid balance of the Mortgage Loan, which policy shall be in form and substance that is customarily used to affirm the quality, priority and validity of a lender's lien against real property in the jurisdiction where the mortgaged Property is located.

     "TOTAL INDEBTEDNESS": at any date, all items (other than capital stock, capital surplus, retained earnings, deferred taxes and deferred credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Seller as at the date on which Total Indebtedness is to be determined.

     "UCC": the Uniform Commercial Code, as adopted in the relevant jurisdiction.

     "VA": the organization known as the Department of Veteran Affairs.

     "WAREHOUSE LENDER": any lender providing interim financing to the Seller in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has

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security interest in such Mortgage Loans as collateral for the obligations of a Seller to such lender.

     "WAREHOUSE LENDER'S RELEASE": a letter substantially in the form of EXHIBIT E hereto, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by Warehouse Lender.

     "WAREHOUSE LENDER'S WIRE INSTRUCTIONS": written instructions, in form reasonably acceptable to Purchaser, delivered by a Warehouse Lender to Purchaser, setting forth the bank wire co-ordinates and instructions to be used for the payment of all amounts due and payable to such Warehouse Lender hereunder.

SECTION 1.2   CONSTRUCTION; INTENT OF THE PARTIES.

     1.2.1 The headings used in this Agreement are for convenience only and shall not he deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall he deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require.

     1.2.2 THIS AGREEMENT HAS BEEN FULLY REVIEWED AND NEGOTIATED BY THE PARTIES HERETO AND THEIR RESPECTIVE COUNSEL. ACCORDINGLY, IN INTERPRETING THIS AGREEMENT, NO WEIGHT SHALL BE PLACED UPON WHICH PARTY HERETO OR ITS COUNSEL DRAFTED THE PROVISION BEING INTERPRETED.

     1.2.3 FOR THE AVOIDANCE OF DOUBT, PURCHASER AND SELLER CONFIRM THAT THE TRANSACTIONS CONTEMPLATED HEREIN ARE INTENDED TO BE TRUE SALES AND ABSOLUTE ASSIGNMENTS OF THE MORTGAGE LOANS BY SELLER TO PURCHASER RATHER THAN BORROWINGS SECURED BY THE MORTGAGE LOANS. Purchaser shall own the purchased loans and have all right and entitlement appurtenant thereto, including, without limitation, the right to pledge or transfer its interest (subject only to any contractual obligations Purchaser may have assumed with respect to any Designated Investor), to take over servicing any Purchased Loan or replace Seller as the servicing agent with respect to any Purchased Loan, to sell any Purchased Loan as to which there is no Designated Investor to such third party, and on such terms, as it deems appropriate. Seller shall not take any action inconsistent with Purchaser's ownership of any Purchased Loans and shall not claim any legal, beneficial, or other interest in any Purchased Loan.

     1.2.4 It is the intention of the Seller and the Buyer that each assignment, transfer and conveyance hereunder constitutes a sale and assignment of the Mortgage Documents from the Seller to the Buyer. If, notwithstanding the express intention of the parties, this Agreement is deemed not to constitute a sale, conveyance and assignment of the Mortgage Documents from the Seller to the Buyer, this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of California and the conveyance provided for shall be deemed to be a grant by the Seller to the Buyer of a valid first priority perfected security interest in all of the Seller's right, title and

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interest in and to the Mortgage Documents. The Buyer does not assume and shall not be liable for any of the Seller's liabilities, duties, or obligations under or in connection with the Takeout Commitments.

                                    ARTICLE 2

                          PURCHASE AND SALE PROCEDURES

SECTION 2.1   SALE OF MORTGAGE LOANS.

     2.1.1 Seller agrees to sell to Purchaser, and Purchaser agrees to buy, from time to time, Eligible Mortgage Loans, in accordance with the terms hereof. Seller acknowledges that (i) the terms offered to Seller represent a premium available only for bulk purchases, and (ii) Purchaser may enter into various financial arrangements to make funds available to acquire Eligible Mortgage Loans. Accordingly, Seller guarantees that the average daily aggregate Acquisition Price for all Eligible Mortgage Loans offered by Seller to Purchaser in any Month shall not fall below fifty percent (50%) of the Seller's Quick$ale(R) Limit. If Seller's daily aggregate Acquisition Price for all Eligible Mortgage Loans falls below Fifty percent (50%) of the Seller's Quick$ale(R) Limit for any two consecutive months, then Buyer, at Buyer's sole and absolute discretion may (i) reduce the Seller's Quick$ale(R) Limit or (ii) cancel this Agreement.

     2.1.2 In connection with such sale, Seller shall deliver, or cause to be delivered, to Purchaser (or Custodian, if so directed by the Purchaser) a Loan Purchase Detail (either electronically or via facsimile transmission) and all Submission Package Documents. In the case of a Direct Funding, Seller shall initially deliver Advance Submission Documents and shall, within two Business Days thereafter, deliver Submission Package Documents.

     2.1.3 Upon receipt of a Loan Purchase Detail and the related Submission Package Documents or Advance Submission Documents, as the case may be, subject to satisfaction of the conditions precedent contained in Section 2.2 hereof, Purchaser shall purchase the related Eligible Mortgage Loan at the Acquisition Price.

     2.1.4 For the avoidance of doubt, Seller shall have no right to replace or re-purchase any Purchased Loan other than a Defective Mortgage Loan.

     2.1.5 In no event shall Purchaser be required to purchase any Mortgage Loan (a) if the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of all Purchased Loans then held by Purchaser, is in excess of the Seller Quick$ale(R) Limit; or (b) if such Mortgage Loan is in a category to which a Seller Quick$ale(R). Sub-limit applies and the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of any Purchased Loans in the same category which are then held by Purchaser, exceeds the applicable Seller Quick$ale(R) Sub-limit.

     2.1.6 From and after the Acquisition Date, Seller shall hold a copy of each Mortgage Note, together with any Credit File Documents, and other Submission Package Documents or Advance Submission Documents, that are in, or may thereafter come into, its possession, for the benefit of Purchaser. Purchaser, as the case may be, shall appropriately identify such Credit File

                                       13
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Documents, Submission Package Documents, or Advance Submission Documents, in
Seller's computer system to clearly reflect the ownership of any Purchased
Loans.

SECTION 2.2   PURCHASE.

     2.2.1 In order to effect the purchase of an Eligible Mortgage Loan, Purchaser shall the same Business Day (or the following Business Day if the Loan Purchase Detail and all Submission Package Documents, or Advance Submission Documents, as the case may be, are not received prior to 10:30 a.m. San Francisco, California time) pay, or cause to be paid, the Acquisition Price therefore by wire transfer of immediately available funds, as follows:

              (a) If such Mortgage Loan has been, previously assigned by Seller to a Warehouse Lender in connection with any interim, financing thereof, the amount owing to the Warehouse Lender shall be disbursed in accordance with the Warehouse Lender's Wire Instructions furnished in connection with such Mortgage Loan; and

              (b) if such Mortgage Loan has not been previously assigned by Seller to a Warehouse Lender in connection with any interim financing thereof, or if any balance of the Acquisition Price remains after disbursement in accordance with the instructions contained in the Warehouse Lender's Release furnished in connection with such Mortgage Loan, then to Seller or as directed by Seller in accordance with the Seller's Wire Instructions.

     2.2.2 Simultaneously with the payment by Purchaser of the Acquisition Price with respect to any Mortgage Loan in accordance with the provisions of subsection 2.2.1, Seller shall convey to Purchaser absolutely, and not by way of collateral assignment, all rights title and interest in and to such Mortgage Loan, free and clear of any lien, claim or encumbrance. Seller shall confirm such conveyance by promptly executing a Loan Transfer Form.

     2.2.3 If, at any time after payment of the Acquisition Price, Seller holds, or receives, any documents or funds relating to a Purchased Loan, Seller agrees to immediately notify Purchaser, and to segregate and hold such documents and/or funds in trust for Purchaser and to deliver such documents or funds at the time and as directed by Purchaser or the Custodian.

     2.2.4 The terms and conditions of each purchase of a Mortgage Loan are set forth in this Agreement and each Loan Transfer Form.

     2.2.5 If Purchaser rejects any Mortgage Loan pursuant to the provisions of Section 2.7 hereof, all Submission Package Documents, or Advance Submission Documents, as the case may be, delivered to Purchaser (or Custodian, as the case may be) in anticipation of such purchase shall be returned to the transmitting party.

SECTION 2.3   FEES.

     2.3.1 After the first sixty (60) days of the Term, if the average daily aggregate Acquisition Price of all Eligible Mortgage Loans offered to Purchaser, in any month is less than Seventy-five Percent (50%) of the Seller Quick$ale(R) Limit, Seller shall pay to Purchaser a

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Shortfall Premium with respect to Purchaser's agreement hereunder to hold funds available to acquire from Seller Eligible Mortgage Loans.

     2.3.2 Seller shall pay to Purchaser, within ten (10) days after receipt of a statement therefore, any outstanding Administrative Costs or cost related to Defective Mortgage Loans.

     2.3.3 Purchaser reserves the right, and Seller expressly authorizes Purchaser, to deduct any Shortfall Premiums and Administrative Costs owed by Seller to Purchaser pursuant to subsections 2.3.1. and 2.3.2 from any Sale Commissions then due and payable.

SECTION 2.4   SALE COMMISSIONS.

     Provided no Default has occurred and is continuing, Purchaser shall pay to Seller a commission in connection with the re-sale of each Purchased Loan to a Designated Investor as compensation for the introduction of such Designated Investor to Purchaser (each, a "Sale Commission"), The Sale Commission with respect to a Mortgage Loan shall vary in accordance with the Takeout Price that Seller is able to negotiate with the Designated Investor, and shall equal the amount, if any, by which the Adjusted Takeout Proceeds exceed the Adjusted Acquisition Price. The Sale Commission for each Mortgage Loan shall be deposited into Seller's Settlement Account on the Settlement Date for such Mortgage Loan. If a Mortgage Loan is purchased without a Takeout Commitment from a Designated Investor, or the Designated Investor fails to honor its Takeout Commitment with respect to a Purchased Loan, no Sale Commission shall be due.


SECTION 2.5   UPDATED REPRESENTATIONS CONCERNING THE SELLER.

     2.5.1 Each delivery of a Loan Purchase Detail by Seller shall be deemed to constitute a representation that at the time of such delivery:

              (a) Seller is solvent and will not be rendered insolvent by the sale of the Mortgage Loans referred to thereon on the terms indicated; Seller does not intend to file a petition for relief under any Bankruptcy Law;

              (b)  no Default has occurred and is continuing; and

              (c) all of the representations contained in Section 5.1 hereof are accurate in all respects as of such date;

              (d) the sale of the Mortgage Loans referred to thereon is being entered into by Seller voluntarily, and in the absence of any omission of fact, undue influence, duress, coercion or similar constraint;

              (e) this Agreement and the relevant Submission Package Documents represent the only agreements of the parties thereto with respect to the transfer Mortgage Loans from the Seller to the Purchaser; and

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

              (f) this Agreement has not been modified and there has been no waiver of any of the provisions hereof in writing, orally, or by any other action or conduct of the parties or otherwise.

SECTION 2.6   REPRESENTATIONS AND WARRANTIES CONCERNING MORTGAGE LOANS.

     2.6.1 Each delivery of a Loan Purchase Detail by Seller shall be deemed to constitute, as of the date of such delivery (or, it another date is expressly provided in such representation or warranty, as of such, other date), the following representations and warranties concerning the Mortgage Loan to which the Loan Purchase Detail relates:

              (a) Seller is the sole owner of the Mortgage Loan, subject to no lien, claim or encumbrance whatsoever except the lien, if any, of a Warehouse Lender reflected by a Warehouse Lender's Release delivered with the Submission Package Documents, or Advance Submission Documents, as the case may be, for such Mortgage Loan; Seller has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell the same pursuant to this Agreement;

              (b) except for the amount of the Mortgage Note related to any Jumbo Loan, the Mortgage Loan conforms in all respects to Agency Guidelines for the Agency specified in the related Takeout Commitment;

              (c) any and all Requirements of Law, including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and payment of any and all recording fees, charges and taxes, applicable to the Mortgage Loan have been, complied with, and Seller shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

              (d) the Document File is accurate and complete and contains all documents or instruments required by Agency Guidelines for the Agency specified in the related Takeout Commitment and as dictated by good practice in the industry; the Document File is either in Purchaser's possession, Custodian's possession, or Seller's possession and held in trust by Seller for benefit of Purchaser, or in the possession of the Designated Investor in accordance with customary practice;

              (e) no servicing agreement, has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, imposed by any contractual agreement or Regulatory Authority, which would impair the ability of Purchaser to service the Mortgage Loan;

              (f) the Mortgage is a valid and subsisting first lien on the Mortgaged Property, subject only to liens for Property Charges not yet due and payable;

              (g) neither Seller nor any prior holder of the Mortgage has modified the Mortgage in any material respect; satisfied, canceled or subordinated the Mortgage in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage;

              (h) all Monthly Payments and Property Charges due under the Mortgage Loan prior to the Acquisition Date have been paid when due and the Mortgage Loan is not otherwise in default; no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default under the Mortgage Loan; and Seller has not waived any default, breach, violation or event of acceleration;

              (i) the Mortgage Loan was closed by the Seller thereof not more than thirty (30) days prior to the Acquisition Date;

              (j) the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

              (k) Seller has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor directly or indirectly, for the payment of any amount required by the Mortgage Loan; the collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business; with respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made and no escrow deposits or other charges or payments have been capitalized under any Mortgage or the related Mortgage Note;

              (1) all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor; the Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

              (m) either: (i) Seller and every other holder of the Mortgage, if any, were authorized and licensed to transact and do business in the jurisdiction in which the Mortgage Loan was originated and/or the Mortgaged Property is located at all times when such party held the Mortgage; or (ii) the loan of mortgage funds, the acquisition of the Mortgage (if Seller was not the original lender), the holding of the Mortgage and the transfer of the Mortgage did not constitute the transaction of business or the doing of business in such jurisdiction or require a license from any Regulatory Authority;

              (n) the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds, therefore, have been complied with; all costs, fees and expenses incurred in making, or closing or recording the Mortgage Loan were paid;

              (o) the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure; there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

              (p) each Mortgage Loan was originated by or is owned by an institution that is authorized to sell Mortgage Loans to the Agencies;

              (q) at origination, the Mortgaged Property was free and clear of all mechanics' and materialmen's liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

              (r) the Mortgaged Property consists of a single parcel of real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

              (s) no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

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

              (t) there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

              (u) all buildings upon the Mortgaged Property are insured against loss by fire and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by Agency Guidelines, in an amount at least equal to the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property; if applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property, or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws; such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer; the insurer issuing such insurance is acceptable pursuant to Agency Guidelines; all individual insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee and all premiums thereon have been paid; each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor; any flood insurance required by applicable law has been obtained;

              (v) the related Mortgage Note is payable on each Due Date in self-amortizing monthly installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity, over an original term of not more than thirty years;

              (w) The Mortgage Loan conforms in all respects with the requirements of the Designated Investor under any applicable Investor Purchase Agreement and any Takeout Commitment; the related Takeout Commitment is a bona fide current, unused and un-expired commitment by a Takeout Investor pursuant to which such Takeout Investor has irrevocably agreed to acquire the Mortgage Loan and for which the Takeout Settlement Date thereof is within forty-five (45) days of the Acquisition Date, in the case of Individually Committed Loans, and sixty
                   (60) days in the case of Pooled Loans, upon the satisfaction only of those terms and conditions contained in the Takeout Commitment, all of which, in the reasonably anticipated course of events, can be complied with; and

              (x) any related Takeout Commitment for bulk or security trades has been duly assigned to Purchaser, and Takeout Investor has recognized such assignment to Purchaser;

              (y) there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause the Takeout Investor or private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan.

              (z) Seller has in its possession copies of each of the Mortgage Documents and a complete Mortgage File

              (aa) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the mortgage interest rate and Monthly Payment, subject only to the exceptions permitted under Agency Guidelines.

              (bb) The Assignment in Blank is in recordable form and is
                   acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

              (cc) None of the Mortgage Loans are simple interest Mortgage
                   Loans.

              (dd) With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable, and each prepayment fee is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the applicable Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related mortgage interest rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

              (ee) The information contained with respect to each Mortgage Loan on the Mortgage Loan Schedule and Purchase Loan Detail is true, accurate and correct and is consistent with the Takeout Commitment for such Mortgage Loan and all the information conveyed to the Takeout Investor with respect to such Mortgage Loan.

     2.6.2 The representations and warranties of Seller in this Section 2.6 are (1) unaffected by, and supersede any provision in, any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty, and (2) survive the delivery of the Purchased Items, the purchase by Purchaser of each Mortgage Loan, the transfer of the Purchased Loan to Purchaser's successors and assigns and the termination of this Agreement. The representations and warranties of Seller in this Section 2.6 shall inure to the benefit of Purchaser and Purchaser's successors and assigns.

     2.6.3 Subject to Seller's obligations to re-purchase a Defective Mortgage Loan under subsection 2.9.1 or re-purchase a Mortgage Loan as to which a first or second payment default has occurred pursuant to subsection 2.9.2, the sale of Mortgage Loans hereunder is without recourse to Seller. Seller does not represent or guaranty that any Mortgagor will not default after the Acquisition Date, or that any Designated Investor will honor its Takeout Commitment or that Purchaser will be able to sell any Purchased Loan at the Adjusted Acquisition Price and Seller shall have no liability with respect to such matters.

SECTION 2.7   REJECTION OF MORTGAGE LOANS.

     2.7.1 Purchaser's obligation to purchase any Eligible Mortgage Loan shall be subject to the following conditions precedent:

              (a) all actions required by subsection 2.1.2 to be taken by the Seller have been taken and, if Purchaser has directed that deliveries thereunder are to be made to Custodian, Custodian shall have confirmed to Purchaser that such deliveries have been made to Custodian as required herein;

              (b)  Seller is solvent;

              (c) no Default or Material Adverse Effect has occurred and is continuing;

              (d) all of the representations contained in Sections 2.6 and 5.1 hereof are still accurate in all respects;

              (e) the purchase of such Mortgage Loan shall not cause Seller's Quick$ale(R) Limit or Maximum Purchase Amount, whichever is applicable to be exceeded;

              (f) the expiration date specified in the related Takeout Commitment shall not be later than three after the Acquisition Date

              (g)  this Agreement shall not have been terminated.

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SECTION 2.8   SALE OF MORTGAGE LOANS TO TAKEOUT INVESTORS.

     2.8.1 If Seller designates a Takeout Investor and provided the Adjusted Takeout Proceeds equal or exceeds the Adjusted Acquisition Price, Purchaser agrees to sell each Purchased Loan to the Designated Investor identified in, and party to, the Takeout Commitment included as part of the Submission Package Documents furnished in connection with such Purchased Loan. Such sale shall be made pursuant to the provisions of such Takeout Commitment. If no Designated Investor or Takeout Commitment is provided with respect to any Purchased Loan at the time of purchase, or such Designated Investor fails to honor its Takeout Commitment then Purchaser shall have the right, as owner of the Purchased Loan, to sell the Purchased Loan on such terms and to such third party, as Purchaser deems appropriate.

     2.8.2 The sale of each Mortgage Loan to Purchaser shall include, and Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller's rights, and by purchasing such Mortgage Loans, Purchaser assumes Seller's deliver obligations, under each Takeout Commitment for the Mortgage Loan(s) specified therein to the Designated Investor and to receive the Takeout Price therefore from such Designated Investor.

     2.8.3 Seller shall cause each Designated Investor to provide Settlement Information with respect to the Mortgage Loan(s) as to which, it has delivered a Takeout Commitment.

     2.8.4 The Settlement Date shall occur on the Business Day upon which the Settlement Information and the applicable Takeout Proceeds are received by Purchaser (or Custodian, if applicable). Any Settlement Information and/or Takeout Proceeds received by Purchaser (or Custodian, if applicable) after 12:00 p.m. San Francisco, California time on a Business Day (or at any time on a day which is not a Business Day) shall be deemed for all purposes to have been received on the next Business Day.

     2.8.5 If a Designated Investor delivers Takeout Proceeds but fails to provide the Settlement Information or provides Defective Settlement Information, Purchaser (or Custodian on Purchaser's behalf) will notify the Designated Investor and Seller. If the Designated Investor fails to provide the Settlement Information or to correct the Defective Settlement Information, within one (1) Business Day after receipt of such notification, Purchaser may, in its sole discretion:

              (a) return any Takeout Proceeds for which it has incomplete Settlement Information to the Designated Investor; or

              (b) place such Takeout Proceeds in a non-interest bearing account until the requisite Settlement Information is provided.

SECTION 2.9   SELLER'S OBLIGATIONS WITH RESPECT TO DEFECTIVE MORTGAGE LOANS.

     2.9.1    The sale of Mortgage Loans described herein are not CAVEAT
EMPTOR, it being understood that the Purchaser is expressly relying on the representations as to each Mortgage Loan provided in Section 2.6 hereof. Accordingly, if, after Purchaser purchases a Mortgage Loan, Purchaser determines or receives notice (whether from Seller, Takeout Investor, Custodian or otherwise) that a Purchased Loan is a Defective Mortgage Loan, Purchaser (or Custodian, on

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Purchaser's behalf) shall promptly notify Seller and Seller shall, within one
(1) business day, re-purchase such Purchased Loan at the Adjusted Acquisition Price.

     2.9.2 The parties further agree that if a payment default occurs on the first or second date payment was due under a Mortgage Note, Purchaser may notify Seller and Seller shall, within one (1) business day, re-purchase such Purchased Loan at the Adjusted Acquisition Price. Notwithstanding the foregoing, if Seller gives to Purchaser the notice concerning first and second payment defaults required by paragraph 3.1.l(f) of this Agreement, then in no event shall the aggregate Acquisition Price for all Mortgage Loans that Seller is required to re-purchase under this subsection exceed ten percent (10%) of the aggregate Acquisition Price of all Mortgage Loans theretofore acquired by Purchaser from Seller.

     2.9.3 In the case of a Direct Funding, if the Seller fails to deliver or cause to be delivered to the Purchaser (or Custodian on behalf of Purchaser) the Submission Package Documents within two (2) Business Days following the Acquisition Date, Purchaser (or Custodian on Purchaser's behalf) shall promptly notify Seller, and Seller shall within one Business Day, re-purchase such Purchased Loan at the Adjusted Acquisition Price.

     2.9.4 Upon receipt of the Adjusted Acquisition Price from the Seller, Purchaser (or Custodian on behalf of Purchaser) shall deliver, or cause to be delivered, to Seller all Submission Package Documents, or Advance Submission Documents, as the case may be, previously delivered to Purchaser (or Custodian, as the case may be).

                                    ARTICLE 3

                           SERVICING OF MORTGAGE LOANS

SECTION 3.1   SERVICING OF MORTGAGE LOANS.

     3.1.1 As a condition to purchasing a Mortgage Loan, Purchaser may elect, in its sole discretion, to require Seller to service such Mortgage Loan as agent for Purchaser for a period not to exceed ninety (90) days. If, and, to the extent, Purchaser so elects with respect to any Purchased Loan:

              (a) no compensation shall be payable to Seller in connection with interim servicing responsibilities during the first ninety
                   (90) days; and

              (b) Seller shall service and administer such Purchased Loan on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with any Investor Purchase Agreement with the Designated Investor, all requirements of the Agencies, Requirements of Law, and the requirements of any applicable guarantor so that any third party liability in respect of any Purchased Loan is not voided or reduced;


              (c) Seller shall at all times maintain a servicing file consisting of all documents necessary to service such Purchased Loan and accurate and complete records of its servicing of such Purchased Loan; Seller's possession of such servicing file being for the sole purpose of servicing such Purchased Loan and such retention and possession by Seller being in a custodial capacity only;

              (d) Purchaser may, at any time during Seller's business hours on reasonable notice, examine and make copies of such records or request that Seller make copies of such records and deliver them to Purchaser for Purchaser's quality control review purposes.

              (e) Seller shall at Purchaser's request deliver to Purchaser (and Custodian, if applicable), monthly reports regarding the status of any such Purchased Loan, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days, and such other circumstances that could cause a Material Adverse Effect on any such Purchased Loan, Purchaser's title to any such Purchased Loan or the collateral securing such Purchased Loan; Seller may be required to deliver such reports until the purchase of such Purchased Loan by a Takeout Investor, or the re-purchase of such Purchased Loan (in the case of a Defective Mortgage Loan) by Seller; and

              (f) Seller shall immediately notify Purchaser if it becomes aware of any payment default that occurs on the first or second date payment is due under a Mortgage Note.

     3.1.2 Seller shall not attempt to sell or transfer any rights to service a Purchased Loan without the prior consent of Purchaser or except in accordance with the exercise of a Takeout Commitment.

     3.1.3 Seller shall release its custody of the contents of any servicing file and Mortgage File only in accordance with the written instructions of Purchaser, except when such release is required as incidental to Seller's servicing of any Purchased Loan or is in connection with the purchase or re-purchase of any Purchased Loan pursuant to this Agreement.

     3.1.4 Purchaser reserves the right to appoint a successor servicer to service any Purchased Loan (each a "Successor Servicer"). In the event of such an appointment Seller shall perform all acts and take all action so that any part of the Document File held by Seller, together with all Custodial Accounts and receipts relating to such Purchased Loans, are promptly delivered to Successor Servicer.

SECTION 3.2   CUSTODIAL ACCOUNT.

Seller shall establish and maintain a segregated trust account for the benefit of Purchaser (the "Custodial Account") with an Eligible Bank, which may be the Purchaser and shall promptly deposit into such Custodial Account, any interest and/or principal payments received with respect to each Purchased Loan (but not any interest accrued on such Purchased Loan up to but not including the Acquisition Date for such Loan), and all other receipts in respect of each Purchased Loan that are payable for the benefit of the owner of each such Purchased Loan (including, without limitation, any escrows for Property Charges). Additionally, Loans not purchased by an Investor or repurchased by Seller within 45 days of their purchase by Buyer shall be assessed an additional Investment Return Rate equal to 10% of the loans unpaid principal balance monthly and a 10% principal curtailment monthly will be required until the earlier of the purchase of the loan by an Investor or repurchase by Seller. The Seller will also be charged an administrative fee of $250 monthly for any loan not purchased by an Investor or repurchased by Seller by the forty-sixth (46th) day after purchase by Purchaser.

     3.2.1 Under no circumstances shall Seller deposit any funds belonging to it into the Custodial Account, or otherwise commingle its own funds with the funds belonging to Purchaser as owner of any Purchased Loans.

     3.2.2 Any interest and/or principal payments, and other amounts received with respect to each Purchased Loan (but not any interest accrued on such Purchased Loan) up to but not including the Acquisition Date for such Loan, whether or not deposited in the Custodial Account, shall be held in trust for the exclusive benefit of Purchaser as the owner of such Purchased Loan and shall be released only as follows:

              (a) following receipt by Purchaser (or Custodian, if applicable) of the Takeout Proceeds for such Purchased Loan, all amounts deposited in the Custodial Account with respect to such Purchased Loan shall be paid to the Takeout Investor unless the Takeout Investor has agreed to release such amounts to Seller;

              (b) if a Successor Servicer is appointed by Purchaser, all amounts deposited in the Custodial Account shall be transferred into an account established by the Successor Servicer pursuant to its agreement with Purchaser;

              (c) if no Designated Investor is designated with respect to a Purchased Loan, or if a Purchased Loan is not purchased by the Designated Investor before the Commitment Expiration Date, all amounts deposited in the Custodial Account shall be released only in accordance with a Purchaser's written instructions.

     3.2.3 The terms of the Custodial Account shall specifically provide that the funds therein contained shall be released at the direction of Purchaser upon occurrence of any Default hereunder.

     3.2.4 Seller shall not change the identity or location of the Custodial Account without thirty (30) days prior written notice to Purchaser. Seller shall from time to time, at its own cost and expense, execute such financing statements pursuant to the UCC, directions to the applicable Eligible Bank and other papers, documents or instruments, as may be reasonably requested by Purchaser to reflect Purchaser's ownership interest in the Custodial Account, and Seller hereby authorizes Purchaser to execute and file at any time and from time to time precautionary financing statements or copies thereof with respect to the Custodial Account signed only by Purchaser.

     3.2.5 Seller shall promptly deliver to Purchaser copies of all bank statements and other records relating to the Custodial Account as Purchaser may from time to time request.

SECTION 3.3.  FIDELITY BONDS.

     Seller shall maintain fidelity bonds and policies of insurance in form and substance satisfactory to Purchaser insuring itself and Purchaser and the principals, successors, and heirs and assigns of Purchaser, in the greater of
(a) $500,000, or (b) that amount required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers' and Servicers' Guide, or (c) that amount required by any other Agency Guidelines, against loss or damage from any breach of fidelity by Seller or any officer, director, employee or agent of Seller, and against any loss or damage from loss or destruction of documents, fraud, theft, misappropriation, or errors or omissions.

                                    ARTICLE 4

                         RECORD TITLE TO MORTGAGE LOANS;
                      INTENT OF PARTIES; SECURITY INTEREST

SECTION 4.1   TITLE.

     Purchaser may elect, in its sole discretion, not to complete and record any Assignments in Blank for the sole purpose of facilitating the servicing of the related Mortgage Loan. In such event, Seller agrees until further notice to remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser.

SECTION 4.2   BOOKS AND RECORDS.

     Seller shall maintain a complete set of books and records for each Purchased Loan, which shall be clearly marked to reflect the Purchaser's ownership interest in such Purchased Loan.

SECTION 4.3   SECURITY INTEREST.

     Without prejudice to the provisions of subsection 1.2.3 and the expressed intent of the parties, in the event, for any reason, any transaction involving a Mortgage Loan is construed by any Regulatory Authority as a borrowing rather than as a true sale and absolute conveyance, the Seller and Purchaser intend and agree that Purchaser shall have a perfected first priority security interest in the Purchased Items. In such case, Seller shall be deemed to have hereby granted to Purchaser (and possession of any promissory notes, instruments and documents by Custodian shall constitute possession on behalf of Purchaser for this purpose) a security interest in and lien upon the Purchased Items. In such an event, the Purchaser agrees that such security interest shall be of first priority and shall be free and clear of adverse claims, liens and interests. In such event, this Agreement shall constitute a security agreement, the Custodian, if any, shall, be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser, and Purchaser shall have all of the rights of a secured party under applicable law.

SECTION 4.4   TRANSFERS OF MORTGAGE LOANS BY PURCHASER.

     For the avoidance of doubt, Purchaser may, in its sole discretion, assign all of its right, title and interest in, or grant a security interest in, any Purchased Loan, subject only to its obligation to deliver such Purchased Loan to any Designated Investor pursuant to Section 2.8. Purchaser need give no notice of such assignment to Seller or the Takeout Investor. Assignment by Purchaser of the Mortgage Loans as provided in this Section 4.4 shall not release Purchaser from its obligations otherwise under this Agreement.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.1   REPRESENTATIONS AND WARRANTIES.

       5.1.1 As a material inducement to enter into this Agreement and the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as of the date hereof that:

              (a) Seller is duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgage Loan was originated or the Mortgaged Property is located, if the laws of such State require licensing or qualification in order to conduct business of the type conducted by Seller;

              (b) Seller has all requisite power and, authority (including, if applicable, corporate power) to execute this Agreement and to perform its obligations hereunder;

              (c) the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including, if applicable, corporate action);

              (d) this Agreement evidences the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

              (e) Seller is an approved Seller of Mortgage Loans for loans purchased hereunder by the applicable Agencies and/or Takeout Investor.

              (f) no consent or approval of any Person (including, without limitation, any stockholder, partner or other principal of Seller, or any Regulatory Authority having jurisdiction over Seller or any of its properties) is required in connection with the execution by Seller of this Agreement, or the performance of the transactions contemplated by this Agreement, or if required, such consent or approval has been obtained;

              (g) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller and will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any Material Agreement, or result in the violation of any Requirement of Law to which Seller or its property is subject;

              (h) there is no Litigation affecting Seller, which would adversely affect its ability to perform hereunder.

              (i) the transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

              (j) the information that Seller has delivered, or caused to be delivered to Purchaser, in connection with this Agreement and the transactions contemplated herein (including, but not limited to, all documents related to this Agreement and Seller's financial statements), is an accurate reflection of the matters referred to therein; no such information contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made therein, or herein, in light of the circumstances under which they were made, not misleading;

              (k) each sale of Mortgage Loans by Seller pursuant to this Agreement will be intended to be a sale in which Seller shall receive new value and consideration constituting reasonably equivalent value and fair consideration for such Mortgage Loans;

              (l) Seller will not acquire at any time any direct, or indirect, ownership, or other economic interest in, or other rights or obligations with respect to, any Purchased Loans, except as expressly described in Section 2.9 with respect to Defective Mortgage Loans or pursuant to Seller's repurchase obligations, if any, to a Takeout Investor;

              (m) Seller will be solvent at all relevant times prior to, will not be rendered insolvent by, will have a valid business reason for and not have any intent to hinder, delay or defraud any of Seller's creditors in connection with, any sale of Mortgage Loans pursuant to this Agreement; and

              (n) under generally accepted accounting principles ("GAAP") and for federal income tax purposes, Seller will report each sale of a Mortgage Loan hereunder as a sale of such Mortgage Loan. Seller will have been advised by or confirmed with its independent public accountants that such sale can be so reported under GAAP.

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

SECTION 5.2   SURVIVAL.

     The representations and warranties herein contained shall survive execution and termination of this Agreement.

                                    ARTICLE 6

                                    COVENANTS

     Seller covenants and agrees that during the Term:

SECTION 6.1   CHANGE OF NAME/ADDRESS.

     Seller will notify Purchaser not less than sixty (60) days prior to (i) any change of its name or use of any trade names, or (ii) any change in the address of the chief executive officer and/or chief place of business of Seller, or
(iii) any change in the location of any part of the Purchased Items being held by Seller pursuant to the terms hereof, or any records pertaining thereto.

SECTION 6.2   PAYMENT OF TAXES, CLAIMS AND INDEBTEDNESS.

     Seller will pay and discharge promptly all taxes, assessments, fees and other governmental charges or levies imposed upon it or upon any of its properties and all lawful claims and indebtedness, which, if unpaid, might have a Material Adverse Effect.

SECTION 6.3   PROTECTION OF ASSETS.

     6.3.1 Seller will do or cause to be done all things necessary to maintain its properties and assets (including properties and assets leased by it and the leases related thereto) in such condition, as would prudent Persons engaged in the same or a similar business similarly situated.

     6.3.2 Seller will keep complete and accurate books of record and account with respect to its business in accordance with GAAP;

     6.3.3 Seller shall NOT default under any Material Agreement, or be in violation of any Requirement of Law to which it is subject, where such default or violation may have a Material Adverse Effect;

SECTION 6.4   CORPORATE CHANCES.

     6.4.1 Seller shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all material rights, licenses, permits, franchises and other authorizations, including, without limitation, taking all action necessary:

              (a)  to avoid dissolution or liquidation;

              (b) to remain in good standing with respect to all governmental licenses authorizations and permits held by Seller which are necessary for the lawful conduct of Seller's business (including its status as an approved Seller of Mortgage Loans for purchase or guarantee by each of the Agencies for which it is currently approved or for which it becomes approved while this Agreement is in full force and effect);

              (c) to renew such licenses, authorizations and permits as the same shall, be required to be renewed;

              (d) to prevent any restriction or condition limiting the conduct of Seller's business as now conducted or proposed to be conducted from being placed on any such license or permit; and

              (e) to defend such licenses and permits in any proceedings with respect thereto instituted against Seller before any Regulatory Authority.

     6.4.2 Seller shall not enter into any transaction with Purchaser that it intends to be a loan, whether secured by collateral or otherwise.

SECTION 6.5   PURCHASED ITEMS.

     6.5.1    Seller shall:

              (a) NOT cause or permit any liens to attach to any of the Purchased Items; or

              (b) NOT assign any rights thereto (including any servicing rights); or

              (c) NOT undertake with respect to any Mortgage Loan, by execution of any document or otherwise, or otherwise expose Purchaser or its assigns to any liability for cleanup or other obligation under any Requirement of Law designed to protect the environment;

              (d) under GAAP and for federal income tax purposes, report each sale of a Mortgage Loan to the Purchaser as a sale of the ownership interest in the Mortgage Loan;

              (e) NOT sell any Mortgage Loan to the Purchaser with any intent to hinder, delay or defraud any of the Seller's creditors;

              (f) NOT characterize, whether such characterization occurs in its books, records, communications or otherwise, the transactions pursuant to which Purchased Loans are transferred to Purchaser as loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans;

              (g) NOT assert or represent to any Person that the transactions pursuant to which Purchased Loans are transferred to Purchaser are loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans;

              (h) correct any known misunderstanding with respect to the nature of the transactions pursuant to which Purchased Loans are sold and absolutely assigned to Purchaser;

              (i) oppose all requests by any Person before any Regulatory Authority or otherwise, seeking a determination that any transactions pursuant to which Purchased Loans are transferred to Purchaser should be re-characterized as loans from (and/or conditional assignments to) Purchaser secured by the Purchased Loans.

SECTION 6.6   FINANCIAL STATEMENTS AND OTHER REPORTS.

     6.6.1    Seller will deliver or cause to be delivered to Purchaser:

              (a) as soon as practicable after the end of each fiscal year of Seller, and in any event within ninety (90) days thereafter, a balance sheet and related statements of income, retained earnings and changes in financial position of Seller, each prepared in reasonable detail and audited in accordance with GAAP by a firm of certified public accountants, with no qualification except as to Receivables;

              (b) if requested by Purchaser (at Purchaser's discretion), within, forty-five (45) days after the end of (he first three
                   (3) fiscal quarters of each fiscal year, an unaudited balance sheet as at the end of such fiscal quarter and unaudited statements of income and retained earnings of Seller for the period from the beginning of the fiscal year to the end of such fiscal quarter, each prepared in reasonable detail and in accordance with GAAP (except for the absence of footnotes and for year end adjustments which would not have a material effect, and inconsistencies specifically disclosed therein), and certified by an authorized financial or accounting officer of Seller;

              (c) promptly upon receipt thereof, one copy of each other report submitted to the Seller by any certified public accountants in connection with any annual, interim or special, audit made by them of the books of the Seller;

              (d)  promptly upon their becoming available, one copy of:

                   (i) each financial statement, report, notice or request for a waiver or proxy statement sent by the Seller to shareholders generally;

                   (ii) any regular or periodic report, registration statement or prospectus concerning the Seller's existence, liabilities, assets or operations filed with, or sent to, or received from (to the extent the Seller is aware of such filing, transmission or receipt) any Regulatory Authority.

              (e) with reasonable promptness, such other data and information as to the business, operations, properties, assets or prospects, or the condition, financial or otherwise, of the Seller or the ability of the Seller to perform its obligations hereunder, as from time to time may be reasonably requested by Purchaser.

SECTION 6.7   NOTICE OF DEFAULTS; LITIGATION: FINANCIAL CHANGES.

     6.7.1    Seller will promptly give Purchaser written notice of:

              (a)  any Mortgage Loan that is a Defective Mortgage Loan;

              (b) any condition or event that constitutes a Default, specifying the nature and period of existence thereof and the action which Seller is taking or proposes to take with respect thereto;

              (c) the cancellation, revocation, suspension or restriction or expiration of any Material Agreement, authorization, consent, permit or license (including, specifically, the loss of Agency status for the origination of Mortgage Loans), or the commencement of a dispute with any Regulatory Authority;

              (d)  any Litigation affecting Seller;

              (e) if any holder of indebtedness or security of the Seller gives any notice or takes any other action in respect to a claimed default; and

              (f) any other events or changes in the business, properties, capitalization, ownership (in which Seller is a non-public entity), condition, financial or otherwise, of Seller, that when individually or cumulatively viewed in light of prior financial statements, may have a. Material Adverse Effect.

              (g) any events or changes in the personal financial condition(s) of all principals (shareholders, partners or any parties having equity ownership in Seller) that when individually or cumulatively viewed in light of prior financial, statements, may have a Material Adverse Effect.

     In each case Seller shall advise Purchaser of the action, which Seller is taking or proposes to take with respect to such matter.

SECTION 6.8   INSPECTION.

     6.8.1. Seller will permit representatives of Purchaser and any lender to the Purchaser and the Custodian to examine all its books of account and other financial records and reports related thereto, to make copies and extracts therefrom and to discuss its affairs, finance and accounts with its employees, officers and certified public accountants, all at such reasonable times and as often as may reasonably be requested.

SECTION 6.9   FURTHER ASSURANCES.

     Seller shall, upon request of Purchaser, promptly execute and/or deliver to Purchaser all such confirmatory or supplementary agreements and other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer, convey, assign to and vest in Purchaser, and to put Purchaser in possession of, the Purchased Items, and otherwise to carry out more effectively the intent of the provisions under this Agreement.

SECTION 6.10  FINANCIAL COVENANTS.

     6.10.1 Seller shall not permit its Tangible Net Worth to fall below $2,000,000.

     6.10.2   Seller shall maintain a Leverage Ratio of not more than 15:1.

Section 6.11  BANKRUPTCY PROCEEDINGS.

     Prior to the date one year and one day after the termination of this Agreement, Seller shall not commence or instigate proceedings under any Bankruptcy Law with respect to Purchaser.

                                    ARTICLE 7

                                  MISCELLANEOUS

SECTION 7.1   CUSTODIAN.

     7.1.1. Purchaser may elect, in its sole discretion, to nominate a custodian (the "Custodian") to settle the transactions contemplated hereby. In the event that Purchaser hereafter notifies Seller of the appointment of such a Custodian, Seller shall direct all future deliveries of documents and funds hereunder to such Custodian at the address/wiring instructions furnished to Seller in writing. Seller shall accept performance by such Custodian as if it were performance by Purchaser hereunder.

     7.1.2 Keller hereby acknowledges that Custodian, if, any, is acting as agent for, and for the benefit of, Purchaser and/or its assignees. Seller agrees that it shall have no claim or cause of action against Custodian for any act or failure to act on the part of Custodian in connection with the transactions contemplated under this Agreement. Seller waives any such claim or cause of action against Custodian now existing or hereafter arising.

SECTION 7.2   TERM.

     7.2.1 This Agreement shall continue until APRIL 30, 2004 or until terminated as to future transactions (a) by written instruction signed by either Seller or Purchaser and delivered to the other, not less than thirty (30) days prior to the date of termination, in which event termination will not affect the obligations hereunder as to any of the Mortgage Loans with respect to which Submission Package Documents, or Advance Submission Documents, as the case may be, have been accepted by Purchaser or Custodian pursuant to the terms of this

Agreement; or (b) by written notice of immediate termination from Purchaser following the occurrence of, and during the continuance of, an, Event of Default, in which event termination will not affect the obligations hereunder as to any Purchased Loans, except that no sales commissions shall be due to Seller in respect of any Purchased Loan thereafter sold to a Designated Investor unless and until all Purchased Loans have been sold by Purchaser without regard to Seller's obligation to re-purchase pursuant to Section 2.9 hereof,

     7.2.2 Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have no obligations to purchase Mortgage Loans during any period from and after the resignation or termination of any Custodian to the appointment of a successor Custodian.

SECTION 7.3   NOTICES; SERVICE.

     7.3.1 To be effective, all notices, consents, approvals, responses or other communications required or desired to be given hereunder must be in writing (it being understood that telex and telecopy communications shall be deemed to be "writings" for the purposes hereof), and shall be deemed given when delivered if delivered in a scaled envelope by hand, or when received if given by telex or telecopy, or five (5) days after mailing if sent by United Slates mail registered or certified, return receipt requested, postage prepaid, to the following addresses:

              If to the Seller:        to the address set forth on page 1
                                       of this Agreement.
                                       Attention: Keith Haffner
                                       Telecopy No.: 516-908-9623

              If to Purchaser:         to the address set forth on page 1
                                       of this Agreement.
                                       Attention: Michael J. Kenny
                                       Telecopy No.: 510-297-4785

or to such other address or telex, or telecopy number as the party to be served may direct by written notice to the other party in the manner hereinabove provided.

     7.3.2 SELLER IRREVOCABLY CONSENTS TO THE SERVICE IN ANY ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR UNDER SUBSECTION 7.3.1 HEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT PURCHASER'S RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 7.4   FEES AND EXPENSES; INDEMNITY.

     7.4.1 In respect to any Defective Mortgage Loans, Seller will promptly pay all costs and expenses incurred by Purchaser in connection with (i) the protection of the Purchased Items (including, without limitation, all costs of filing or recording any assignments, financing statements and other documents), and (ii) the enforcement of Purchaser's rights hereunder (including, without limitation, costs and expenses suffered or incurred by Purchaser in connection with any bankruptcy proceedings relating to Seller, appeals and any anticipated post-judgment collection services),

     7.4.2 In addition to its other rights hereundcr, Seller shall indemnify Purchaser and Purchaser's directors, officers, agents (including any Custodian) and employees against, and hold Purchaser and them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by Purchaser or any of them arising out of, resulting from, or in any mariner connected with, the purchase by Purchaser of any Defective Mortgage Loans.

     7.4.3 The provisions of this Section 7.4 shall survive the termination of this Agreement.

SECTION 7.5   MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

     No modification, amendment or waiver of, or with respect to, any provision of this Agreement or any other instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by Seller from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by Purchaser. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding between Purchaser and Seller and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.6   REMEDIES CUMULATIVE.

     Each and every right granted to Purchaser hereunder or under any other document delivered hereunder or in connection herewith, or allowed Purchaser by law or equity, shall be cumulative and may be exercised from time to time. No course of dealing on the part of Purchaser, nor any failure on Purchaser's part to exercise, nor any delay in exercising, any right shall operate as a waiver thereof, or otherwise prejudice the rights, powers and remedies of Purchaser. No single or partial exercise of any right shall preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of Seller's obligations hereunder shall be without regard to any counterclaim, right of offset or any other claim whatsoever which Seller may have against Purchaser and without regard to any other obligation of any nature whatsoever which Purchaser may have to Seller, and no such counterclaim or offset shall be asserted by Seller, in any action, suit or proceeding instituted by Purchaser to enforce this Agreement.

SECTION 7.7   COUNTERPARTS.

     This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7.8   GOVERNING LAW.

     THIS AGREEMENT IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, INTERPRETATION, VALIDITY, ENFORCEMENT

AND PERFORMANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 7.9   CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY.

     7.9.1 The Seller and Purchaser waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of, this Agreement, or any instrument or document delivered pursuant hereto, or the validity, protection, interpretation, collection or enforcement hereof.

     7.9.2 EXCEPT AS MANDATORILY REQUIRED BY APPLICABLE LAW WITH RESPECT TO THE ENFORCEMENT OF PURCHASER'S RIGHTS, SELLER AND PURCHASER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO, ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT IN THE STATE OF CALIFORNIA COUNTY OF ALAMEDA, OR, AT PURCHASER'S ELECTION, IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA. SELLER
AND PURCHASER, BY THE EXECUTION OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. SELLER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON, AND AGREES NOT TO ASSERT, ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF CALIFORNIA UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF CALIFORNIA. NOTHING IN THIS SUBSECTION 7.9.2 SHALL AFFECT OR. IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF PURCHASER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SELLER IN ANY JURISDICTION. SELLER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     7.9.3 ANY ACTION OR PROCEEDING BROUGHT AGAINST PURCHASER (OTHER THAN A COUNTERCLAIM IN AN ACTION PREVIOUSLY BROUGHT BY PURCHASER IN ANOTHER JURISDICTION) SHALL BE BROUGHT ONLY IN ANY STATE OR FEDERAL COURT SITTING IN OAKLAND (OR ALAMEDA COUNTY), CALIFORNIA.

SECTION 7.10  SEVERABILITY.

     The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect any other clause or provision or such clause or provision in any other jurisdiction.

SECTION 7.11  BINDING EFFECT; ASSIGNMENT OR DELEGATION.

     7.11.1 This Agreement shall be binding upon and shall inure to the benefit of Seller, Purchaser and their respective successors and permitted assigns. It is expressly agreed that Purchaser may assign its right to enforce this Agreement as to any Mortgage Loan to any party that subsequently purchases, or provides financing with respect to, such Mortgage Loan from Purchaser.

     7.11.2 The rights and obligations of Seller under this Agreement shall not be assigned or delegated without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion, and any purported assignment or delegation without such consent shall be void.

SECTION 7.12  TIME OF THE ESSENCE.

     TIME IS OF THE ESSENCE WITH REGARD TO THE PERFORMANCE OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 7.13  MERS.

     Purchaser reserves the right to settle the acquisition and re-sale of Mortgage Loans hereunder by use of the Mortgage Electronic Registry System, provided Seller and the Designated Investor are subscribers to such System.

SECTION 7.14  LIMITED RECOURSE.

     Notwithstanding anything to the contrary contained herein, no recourse under any obligation, covenant, commitment, representation, warranty or agreement of or relating to the Purchaser contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, authorized person, affiliate, agent or employee of the Purchaser, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Purchaser, and that no personal liability whatever shall attached to, or be incurred by, the incorporators, stockholders, officers, directors, members, managers, authorized persons, affiliates, agents or employees of the Purchaser, as such, or any of them under, or by reason of, any of the obligations, covenants, commitments, representations, warranties or agreements of the Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Purchaser of any of such obligations, covenants, commitments, representations, warranties or agreements, either at common law or in equity, or by statute or constitution, of every such incorporator, stockholder, officer, director, member, manager, authorized person, affiliate, agent or employee is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

     IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth above.


                                    GATEWAY BANK F.S.B.


                               By:  /s/ Michael J. Kenny for Poppi Metaxas
                                    --------------------------------------------
                                    Name:  Poppi Metaxas
                                    Title: President and Chief Executive Officer


                                    GENEVA MORTGAGE CORP.


                               By:  /s/ Keith Haffner
                                    --------------------------------------------
                                    Name:  Keith Haffner
                                    Title: President

                                                  INDEX

                                                                                                 PAGE
ARTICLE 1    DEFINITIONS AND MATTERS OF CONSTRUCTION.............................................2
     Section 1.1    Definitions..................................................................2
     Section 1.2    Construction; Intent of the Parties..........................................12
ARTICLE 2    PURCHASE AND SALE PROCEDURES........................................................12
     Section 2.1    Sale of Mortgage Loans.......................................................12
     Section 2.2    Purchase.....................................................................13
     Section 2.3    Fees.........................................................................14
     Section 2.4    Sales Commissions............................................................14
     Section 2.5    Updated Representations Concerning the Seller................................15
     Section 2.6    Representations and Warranties Concerning
                    Mortgage Loans...............................................................15
     Section 2.7    Rejection of Mortgage Loans..................................................21
     Section 2.8    Sale of Mortgage Loans to Take-Out Investors.................................21
     Section 2.9    Seller's Obligations with respect to Defective
                    Mortgage Loans...............................................................22
ARTICLE 3    SERVICING OF MORTGAGE LOANS.........................................................23
     Section 3.1    Servicing of Mortgage Loans..................................................23
     Section 3.2    Custodial Account............................................................24
     Section 3.3    Fidelity Bonds...............................................................25
ARTICLE 4    RECORD TITLE TO MORTGAGE LOANS; INTENT OF PARTIES; SECURITY INTEREST................26
     Section 4.1    Title........................................................................26
     Section 4.2    Books and Records............................................................26
     Section 4.3    Security Interest............................................................26
     Section 4.4    Transfers of Mortgage Loans by Purchaser.....................................26
ARTICLE 5    REPRESENTATIONS AND WARRANTIES......................................................27
     Section 5.1    Representations and Warranties...............................................27
     Section 5.2    Survival.....................................................................28
ARTICLE 6    COVENANTS...........................................................................28
     Section 6.1    Change of Name/Address.......................................................29
     Section 6.2    Payment of Taxes, Claims and Indebtedness....................................29
     Section 6.3    Protection of Assets.......,-................................................29
     Section 6.4    Corporate Changes............................................................29
     Section 6.5    Purchased Items..............................................................30
     Section 6.6    Financial Statements and Other Reports.......................................31
     Section 6.7    Notice of Defaults; Litigation; Financial Changes............................31
     Section 6.8    Inspection...................................................................32
     Section 6.9    Further Assurances...........................................................32
     Section 6.10   Financial Covenants..........................................................32
     Section 6.11   Bankruptcy Proceedings.......................................................33
ARTICLE 7    MISCELLANEOUS.......................................................................33
     Section 7.1    Custodian....................................................................33
     Section 7.2    Term.........................................................................33
     Section 7.3    Notices; Service..........................................:..................33

     Section 7.4    Fees and Expenses; Indemnity.................................................34
     Section 7.5    Modifications, Consents and Waivers; Entire Agreement........................34
     Section 7.6    Remedies Cumulative..........................................................35
     Section 7.7    Counterparts.................................................................35
     Section 7.8    Governing Law................................................................35
     Section 7.9    Consent to Jurisdiction; Waiver of Trial by Jury.............................35
     Section 7.10   Severability.................................................................36
     Section 7.11   Binding Effect; No Assignment or Delegation..................................36
     Section 7.12   Time of the Essence..........................................................37
     Section 7.13   MERS.........................................................................37
     Section 7.14   Limited Recourse.............................................................37

     Schedule A     Administrative Costs
     Schedule B     Corporate Resolution
     Schedule C     Approved Takeout Investors
     Schedule D     Sub-Limits
     Exhibit A      Submission Package Documents/Advance Submission Documents
     Exhibit B      Form of Loan Purchase Detail
     Exhibit C      Form of Loan Transfer Form
     Exhibit D      Mortgage Loan Schedule

                                   SCHEDULE A

                              ADMINISTRATIVE COSTS
                              --------------------

       All usual and customary cost and expense incurred by the Purchaser, in connection with processing, administering and settling of mortgage loans, currently including, without limitation:

       (a) A processing fee of $50.00 per Purchased Loan and $75.00 per Directed (Wet) Funded loan;

       (b) A $25.00 per wire transfer fee for sending or receiving all wire transfers in connection with the acquisition of any Mortgage Loan by Purchaser or any Takeout Investor;

       (c) A $50.00 fee for changing investors to whom Buyer is to deliver a loan on behalf of a Seller in accordance with the terms of the Agreement.

       (d) A fee for receiving all drafts in connection with the acquisition of any Mortgage Loan by Purchaser or any Takeout Investor which fee will be established pursuant to a schedule published by the Purchaser from time to time; (fee currently not listed on schedule)

       (e) A fee of $15.00 for processing files that are deficient in presentation and require correction;

       (f)    A fee for messenger and overnight courier; and

       (g) The usual and customary fees and charges of the Custodian in connection with the settlement of Mortgage Loans, if not otherwise included in items, if any, (a) through (e) above. (please define dollar amount)

       (h)    FACILITY ISSUANCE FEE: $500.00

       (i)    Any third party due diligence expenses.

                                   SCHEDULE B

                              CORPORATE RESOLUTION

WHEREAS, there has been submitted to this board copies of a certain Master Mortgage Loan Purchase Agreement and all attachments thereto ("The Agreement") proposed to be entered into by and between Geneva Mortgage Corp. ("Seller") and Gateway Bank, wherein the Seller agrees to sell loans to Gateway Bank, from time to time.

WHEREAS, Pursuant to the terms of the Agreement, the Seller will from time to time, execute Purchase Requests and Loan Transfers to Gateway Bank to purchase such mortgage loans,

NOW, THEREFORE, BE IT RESOLVED, that The Agreement is hereby authorized and approved, each transaction accepted or to be accepted pursuant to The Agreement is hereby authorized and approved, and any officer of the Seller or anyone designated by such officer as designee is hereby authorized to execute and deliver in the name of and behalf of the Seller.

FUTHER RESOLVED, that the officers of the Seller and other such individuals as may be designated from time to time, may execute Purchase Requests and Loan Transfers to Gateway Bank for the purchase of Mortgage loans;

The undersigned the secretary of the Seller hereby certifies that the above resolutions where duly adopted at a meeting of the Board of Directors of Seller duly held on the ______________ day of ___________________________, 2003 at
which a quorum of such Board of Directors was present and acting throughout, and said resolution has not been modified and is still in force and effect.

Date:
      -------------------------

------------------------------                                    Corporate Seal
Secretary

Attest:
        ---------------------------


   RESOLUTION MUST BE DATED PRIOR TO THE EXECUTION OF THE MASTER LOAN PURCHASE
                                    AGREEMENT

                                   SCHEDULE C

                           APPROVED TAKEOUT INVESTORS
                           --------------------------

TAKEOUT INVESTORS                  LIMIT
-----------------             ----------------



                                    SCHEDULE

                                   SUB-LIMITS
                                   ----------

                                      NONE

                                    EXHIBIT A

           Submission Package Documents/ Advance Submission Documents
                          SUBMISSION PACKAGE DOCUMENTS

THE ORIGINAL AND ONE COPY OF THE FOLLOWING:
------------------------------------------

1.   Takeout Commitment

2.   Seller's Wire Instructions

3.   Warehouse Lender's Wire Instructions, as applicable

4. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________ without recourse" and signed in the name of the last endorsee (the "LAST ENDORSEE") by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

5. The original of the guarantee executed in connection with the Mortgage Note (if any).

6. The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Seller certifying that such, represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

7. The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with, an Officer's Certificate of the Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

8. The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]") or MERS equivalent.

9. The originals of all intervening assignments of mortgage with evidence of recording thereon, showing an unbroken chain of title from the Seller thereof to the Last Endorsee or copies thereof together with an Officer's Certificate of the Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

10.  LTV/PMI Certificate or other evidence of PMI

11.  Warehouse Lender's Release, if applicable

12.  Seller's Release, if applicable

13. Copy of Limited Power of Attorney [only if any other Submission Package Documents are signed by a person as attorney-in fact for the Mortgagor(s)]

14. Copy of Signature/Name Affidavit [only if a Mortgagor signed any Submission Package Documents in various forms, e.g., "John Smith" and "John G. Smith"] 19.

15.  Takeout Investor Delivery Instructions

16. The original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same.

17. The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

18.  Mortgage Loan Schedule or electronically delivered equivalent

19.  The first and second page of the Appraisal

20.  Loan Application

21.  FNMA Form 1008

22.  Acceptable Desk Top Underwriting or Loan Prospector conformation

23.  Schedule of Estimated Closing Cost or preliminary HUD1 or 1a

24.  Proof of Hazard Insurance

25.  DISCO- if applicable.

                          ADVANCE SUBMISSION DOCUMENTS

1.   Takeout Commitment (copy)

2.   Closing Agent's Wire Instructions

3.   Insured Closing Protection Letter (blanket original on file with Custodian)

4.   Escrow Instruction Letter (Purchaser to Closing Agent) (copy)

                         QUICK$ALE(R) SUBMISSION PACKAGE
                               STACKING ORDER FORM

            LEFT SIDE, TOP TO BOTTOM                             RIGHT SIDE, TOP TO BOTTOM
---------------------------------------------------    --------------------------------------------------
1.   Shipping Airway Bill, Fully Completed PLUS        1. Quick$ale(R) Purchase Request and Loan
     Shipping instructions.                               Transfer Form

2.   Original PLUS ONE COPY of Promissory Note         2. Certified Copy of the Deed of Trust, with legal
     with Riders, if any, endorsed in blank or with       description and all riders.
     an allonge, as needed.

3.   Intervening Assignment of the Deed of Trust,      3. Investor (Gateway Approved) Open Commitment
     assigned in blank.                                    to Purchase, showing Specific Loan, Interest
                                                           Rate, and "Take-out" Price.
                                                          NOTE: Needs to HAVE A MINIMUM OF 3 DAYS
                                                          REMAINING before it expires.

4.   Schedule of Estimated Closing Cost or             4. Investor Underwriting Approval, as applicable
     Preliminary HUD1 or 1a                                 ALL APPROVALS MUST SHOW CREDIT SCORE.
                                                            a. DU or LP approval
                                                            b. Investor Approval (all Sheets)
                                                            c. Seller's Underwriter approval if Investor-
                                                               delegated (Send 1008).
                                                            d. Investor Contract Underwriter approval.
                                                               (Example: Magic, Radian, e.t.c.)

5.   Preliminary Title Report showing property         5. Copy of Final Completed and Signed Loan
     address                                              Application (1003).

                                                       6. Page 1 and 2 of final Appraisal (Show Comps).

                                                       7. If Loan is subject to Private Mortgage Insurance,
                                                          send a copy of the Certificate.

                                    EXHIBIT B

                          FORM OF LOAN PURCHASE DETAIL
                          ----------------------------

DATE:
                             WET / DRY (CIRCLE ONE)

SELLER: GENEVA MORTGAGE CORP.
EXPECTED DELIVERY DATE OF
SUBMISSION PACKAGE IS: ______________, 2003

    LOAN #           LAST NAME        FACE AMOUNT        NOTE RATE        WIRE AMOUNT        LOAN TYPE       TAKEOUT INVESTOR
    ----             ---------        -----------        ---------        -----------        ---------       ----------------






Total $___________

Prepared by:
            -------------------------------
                   Authorized Officer

Date Prepared:
              --------------------------

                                    EXHIBIT C
                                 FIRST MORTGAGES

                                  GATEWAY BANK

               QUICK$ALE(R) PURCHASE REQUEST AND LOAN TRANSFER FORM

Date of Request:                          ______________________________________

Buyer:                                              GATEWAY BANK

Lead Lender Name (Seller):                ______________________________________

Borrower Name:                            ______________________________________

Property Address:                         ______________________________________

City _____________________________________ State _____________ Zip _____________

Lead Lender (Seller) Loan No. __________________________________________________

Loan Note Rate: ____% Loan Amount: $_______ First Pmt Date: _________ LTV _____%

Note Date: _____________________ Mortgage Insurance Co. (if any)________________

Take-Out Commitment Investor: _____________________

Commitment Amount (Take-out Price):

All-in Price: ___________________ Commitment Expiration Date:___________________

Anticipated Date of Purchase by Investor: ______________________

FICO Score (1st page of credit report if not available)_______________________

Requested Date of Funding: __________________________________________

Instructions For Funding:

Wire Payee: ____________________________________________________________________

ACQUISITION PRICE CALCULATION: FOR FIRST MORTGAGES

1. Note Amount:                                                $
2  Total Commitment Price                                      $
3  Quick$ale(R) Purchase Price to Seller:                      $
   Lower of line 1 or 2
4  ENTER WIRE AMOUNT TO TITLE COMPANY                          $
5  LINE 3 MINUS LINE 4--ENTER A POSITIVE OR NEGATIVE NUMBER:   $
   EQUALS AMOUNT TO/(FROM) CHECKING.

                           FORM OF LOAN TRANSFER FORM
                           --------------------------


          PARTIES The parties to this Purchase Confirmation are the following:

          SELLER:

          PURCHASER:                GATEWAY BANK

          MORTGAGE LOANS            THE MORTGAGE LOAN(S) COVERED BY THE PURCHASE
                                    CONFIRMATION ARE LISTED AND DESCRIBED IN THE
                                    ATTACHED SCHEDULE OF MORTGAGE LOANS

          SALE: For value received, the Seller hereby conveys to the Purchaser all rights, title and interest in and to the following:

                                    (a) The Mortgage Note and the related
                                    Mortgage for each Mortgage Loan; (b) all rights to payment there under; (c) all rights related thereto, such as financing statements, guaranties and insurance policies (issued by governmental agencies or otherwise), including (i) mortgage and title insurance policies, (ii) fire and extended coverage insurance policies (including the right, if any, to any return premiums), and (iii) if applicable, FHA insurance, VA guaranties, or private mortgage insurance and all rights, if any, in escrow deposits consisting of impounds, insurance premiums, or other funds held in account thereof; (d) all right, title and interest of the owner of such loan in the real property, including all improvements thereon, and the personal property (tangible and intangible) that are encumbered by such mortgage (or deed of trust) and/or security agreements; (e) all rights to service, administer, and/or collect such loan and all rights to the payment of money on account of such servicing, administration and/or collection appraisals, computer programs, tapes, discs, cards, accounting records, and other books, records, information, and data relating to such loan necessary to the administration or servicing of such loan; and (f) all accounts, contract rights (including, but not limited to, all contract rights with respect to such loans under the Master Loan Purchase Agreement, (entered into between Seller and Buyer) and the related Takeout Commitment, and general intangibles constituting or relating to such loan.

                            PRICE The price paid for the above-described rights is as set forth above [Purchase Price]

                                    The Seller hereby reaffirms the
                                    representations, warranties and covenants made in the Master Mortgage Loan Purchase Agreement with respect to the Mortgage Loans on and as of the date and hereby remakes all such representations, warranties and covenants on and as of the effective date of sale set forth below.

                      DEFINITIONS   Terms used but not defined herein shall have
                                    the meanings assigned to them in the above referenced Master Mortgage Loan Purchase
                                    Agreement, dated as of; November 10, 2003.

          EFFECTIVE DATE OF SALE:   _______________________, 2003.

          NAME OF SELLER:           ________________________________

          AUTHORIZED SIGNATURE:     ________________________________

          NAME AND TITLE:           ________________________________

                                    EXHIBIT D
                           To Loan Purchase Agreement

                             MORTGAGE LOAN SCHEDULE

     CONTAINING THE FOLLOWING: with respect to each Mortgage Loan to be acquired by Purchaser: (1) Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of residential dwelling constituting the Mortgaged Property; (6) the loan-to-value ratio at origination; (7) the first adjustment date; (8) the gross margin; (9) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (10) the maximum mortgage interest rate under The terms of the Mortgage Note; (11) the periodic rate cap; (12) the index; (13) whether or not each Mortgage Loan has a prepayment penalty and if so, the duration of such penalty; (14) a code indicating the documentation style; and (15) a code indicating whether or not the Mortgage Loan is the subject of a private mortgage insurance policy and the name of the related insurance carrier.

                                 ADDENDUM NO. 1 TO
                       MASTER MORTGAGE LOAN PURCHASE AGREEMENT

THIS ADDENDUM NO. 1 TO THE MASTER MORTGAGE LOAN PURCHASE AGREEMENT is made as of the 1st of December 1, 2003, by and between Geneva Mortgage Corp. (hereinafter "Seller") and Gateway Bank, F.S.B. (hereinafter "Buyer" and "Custodian") and shall be deemed to further amend and modify that certain Master Loan Participation and Custodian Agreement dated November 10, 2003 (the "Agreement"), as follows:

     1. The minimum required deposit (as referenced under "Deposit Accounts" in Section 1.1 Definitions) shall now be $90,000

This amendment will remain into effect until formally modified by the executing parties shown below.

IN WITNESS WHEREOF, the parties have executed this Addendum No. 1 as of the day, month and year first above written.

GATEWAY BANK, F.S.B.

By:/s/ Michael J. Kenny
   ----------------------------
Name: Michael J. Kenny
A.V.P. Credit Analysis Officer

Geneva Mortgage Corp.

By:/s/ Keith Haffner
   ----------------------------
Name:  Keith Haffner
Title: President


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